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                                                              Exhibit 5

                         [FIRM LETTERHEAD APPEARS HERE]



                                 April 22, 1998




Teleport Communications Group Inc.
One Teleport Drive
Staten Island New York, New York  10311-1033

                     Re: Registration Statement on Form S-8

Gentlemen and Ladies:

     We have acted as special counsel for Teleport Communications Group Inc., a Delaware corporation ("Teleport"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 1,235,000 shares (the "Shares") of Teleport Class A Common Stock, $.01 par value per share, to be issued in accordance with the terms of the ACC Corp. Employee Long Term Incentive Plan, the ACC Corp. Non-Employee Directors' Stock Option Plan and the ACC Corp. UK Sharesave Scheme (collectively, the "Plans").

     In preparing this opinion, we have reviewed (a) the Registration Statement;
(b) Teleport's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; (c) the Plans; and (d) certain records of Teleport's corporate proceedings as reflected in its minute and stock books.

     As to matters of fact relevant to our opinion, we have relied upon oral representations of Teleport and its officers without further investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
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Teleport Communications Group Inc.
April 22, 1998
Page 2


     Our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware, insofar as such law applies, and we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, other federal laws or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

     Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plans, will be validly issued, fully paid and non-assessable. Our opinions are limited to the matters stated herein. The opinions stated herein are as of the date of this letter.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.



                                        Very truly yours,


                                        DOW, LOHNES & ALBERTSON, PLLC

                                        By: /s/ Paul R. Lang
                                            ----------------------------
                                                   Paul R. Lang
                                                Member of the Firm